Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Westwicke Partners John Woolford/Stefan Loren (443) 213-0506/0507

West Announces Management Change

LIONVILLE, Pa., - West Pharmaceutical Services, Inc. (NYSE: WST) today announced that the company's Chief Operating Officer Matthew T. Mullarkey has left the company by mutual agreement. Company President and former Chief Operating Officer Steven A. Ellers, 58, will defer his previously announced 2010 retirement in order to provide managerial continuity and support following Mr. Mullarkey’s departure.

About West

West is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.